SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                         World Fuel Services Corporation
                (Name of Registrant as Specified in Its Charter)


                    (Name of Person(s) Filing Proxy Statement
                          if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     4)  Proposed maximum aggregate value of transaction:
     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
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     3)  Filing Party:
     4)  Date Filed:

                         WORLD FUEL SERVICES CORPORATION
                   700 South Royal Poinciana Blvd., Suite 800
                          Miami Springs, Florida 33166

                 ----------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD SEPTEMBER 12, 2000

                 ----------------------------------------------

                             Miami Springs, Florida
                                 August 3, 2000

Notice is hereby given that the Annual Meeting of Shareholders of WORLD FUEL SERVICES CORPORATION, a Florida corporation (the "Company"), will be held on September 12, 2000, at 10:00 a.m., local time, at the Company's auditorium, 700 South Royal Poinciana Boulevard, Seventh Floor, Miami Springs, Florida 33166, for the following purposes:

1.    To elect nine (9) Directors of the Company.

2. To increase the number of shares of Common Stock authorized under the Company's 1993 Non-Employee Directors Stock Option Plan from 100,000 shares to 150,000 shares.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These matters are more fully discussed in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on July 24, 2000, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

The annual meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at any such adjourned meeting.

Whether or not you expect to be present at the meeting, please date, sign, and promptly return the enclosed proxy, which is solicited by and on behalf of the Board of Directors.

                                       By Order of the Board of Directors

                                       WORLD FUEL SERVICES CORPORATION


                                       Ileana Garcia, Corporate Secretary

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                                                 TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
INTRODUCTION...........................................................................................1

OUTSTANDING VOTING STOCK...............................................................................2

COSTS OF SOLICITATION..................................................................................2

ELECTION OF DIRECTORS..................................................................................2

BOARD OF DIRECTORS.....................................................................................5
      Compensation of Directors........................................................................5

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT............................................7

INFORMATION CONCERNING EXECUTIVE OFFICERS..............................................................9

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...............................................10

COMPENSATION OF OFFICERS..............................................................................11
      Summary Compensation Table......................................................................11
      Stock Option Information........................................................................12
      Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values...............12
      Certain Employment Agreements...................................................................12
      Compensation Committee Report on Executive Compensation.........................................14
      Compensation Committee Interlocks and Insider Participation.....................................16
      Stock Performance Graph.........................................................................16

TRANSACTIONS WITH MANAGEMENT AND OTHERS...............................................................18

BOARD OF DIRECTORS' PROPOSAL RELATING
TO THE 1993 NON-EMPLOYEE DIRECTORS
STOCK OPTION PLAN.....................................................................................18

COMPANY'S RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS............................................20

PROPOSALS FOR THE 2001 ANNUAL MEETING.................................................................20

OTHER MATTERS.........................................................................................21

      APPENDIX A - AUDIT COMMITTEE CHARTER
      APPENDIX B - 1993 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                                 PROXY STATEMENT

                         WORLD FUEL SERVICES CORPORATION

                   700 South Royal Poinciana Blvd., Suite 800
                          Miami Springs, Florida 33166

                      -------------------------------------

ANNUAL MEETING OF SHAREHOLDERS
to be held on September 12, 2000


                                  INTRODUCTION

         This proxy statement is furnished to the shareholders of WORLD FUEL SERVICES CORPORATION, a Florida corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the place and time and for the purposes set forth in the attached Notice of Meeting.

         This Proxy Statement and the accompanying proxy are first being sent to shareholders on or about August 3, 2000.

         Pursuant to the By-Laws of the Company, the Board of Directors has ordered the Annual Meeting of Shareholders to be held on September 12, 2000, and has fixed the close of business on July 24, 2000, as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

         Proxies in the accompanying form, properly executed, duly returned to the Company and not revoked, will be voted in the manner specified. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Returning a signed proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person, since proxies are revocable. A proxy for the Annual Meeting may be revoked at any time prior to its use by submission of a later dated proxy, by delivery of written notice of revocation to the President of the Company, or by voting in person at the Annual Meeting. Presence at the Annual Meeting does not of itself revoke a proxy.

         The Annual Report of the Company for the fiscal year ended March 31, 2000, including financial statements, is being mailed to each shareholder together with this Proxy Statement.

                            OUTSTANDING VOTING STOCK

         On July 11, 2000, the Company had 10,792,677 outstanding shares of common stock, par value $.01 per share (the "Common Stock"), which constitute the only class of voting securities of the Company. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the meeting. Each holder of Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by proxy, at all meetings of shareholders. Directors are elected by a plurality vote of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. All other matters to be considered at the Annual Meeting shall be approved if the votes cast in favor of the action exceed the votes cast opposing the action.

         As of July 11, 2000, the nine nominees for Director of the Company beneficially owned a total of 1,376,231 shares of Common Stock, or approximately 11.8% of the shares of Common Stock outstanding. The nominees have informed the Company that they intend to vote their shares of Common Stock to elect themselves to the Board of Directors. See "Principal Shareholders and Security Ownership of Management."

                              COSTS OF SOLICITATION

         The entire cost of soliciting proxies for the Annual Meeting will be borne by the Company. Solicitation of proxies may be made through personal calls upon, or telephone or other communications with, shareholders or their representatives by officers and other employees of the Company, who will receive no additional compensation therefor.

                              ELECTION OF DIRECTORS

         Nine individuals have been nominated to serve as Directors for the ensuing year and until their successors shall have been duly elected and qualified. The persons named in the accompanying proxy have advised management that unless authority is withheld in the proxy, they intend to vote for the election of the individuals listed in the table on the following page. Management does not contemplate that any of the nominees named in the table will be unable, or will decline, to serve; however, if any of the nominees is unable to serve, or declines to serve, the persons named in the accompanying proxy may vote for another person, or persons, in their discretion. The following table sets forth certain information with respect to each nominee for election to the Board of Directors. All of the nominees currently serve as Directors of the Company. A summary of the background and experience of each nominee is set forth in the paragraphs following the table.

                                                              Year First
Name and Position                        Age at             Became Director
with the Company                      July 12, 2000         of the Company
----------------                      -------------         --------------

Jerrold Blair,                                62                 1984
Chairman of the
Board of Directors
and Chief Executive Officer

Paul H. Stebbins,                             43                 1995
Director and President
and Chief Operating Officer
of the Company

Ralph R. Feuerring,                           77                 1988
Director and Member
of Audit Committee

John R. Benbow,                               69                 1989
Director and Chairman
of Audit Committee and
Compensation Committee

Phillip S. Bradley,                           62                 1990
Director and President of
Advance Petroleum, Inc.

Myles Klein,                                  62                 1995
Director and Member
of Audit Committee and
Compensation Committee

Michael J. Kasbar,                            43                 1995
Director and Executive Vice
President of the Company,
and Chief Executive Officer
of Trans-Tec Services, Inc.

Jerome Sidel,                                 66                 2000
Director and Member
of Compensation Committee

Luis R. Tinoco                                59                 1997
Director
--------------------

JERROLD BLAIR has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since July 31, 2000, and as President and a Director of the Company since January 1985.

PAUL H. STEBBINS has served as President and Chief Operating Officer of the Company since July 31, 2000, as a Director and an Officer of the Company since June 1995, and as President and Chief Operating Officer of Trans-Tec Delaware ("Trans-Tec Delaware") from January 1995 until July 31, 2000. From September 1985 to December 1994, Mr. Stebbins was an officer, shareholder, and director of Trans-Tec New York ("Trans-Tec New York") and its affiliated companies.

RALPH R. FEUERRING, a Director of the Company, has served as a Director and Chairman of the finance committee of American Premier, Inc., a mineral processing and refractory business, since 1991. Mr. Feuerring has also served as the President of Ferro Metal & Chemical Corp., a mineral and alloy trading company, since 1949. From 1960 to 1991, Mr. Feuerring served as the President and Chief Executive Officer of Ralstan Trading and Development Corporation, a mineral processing company. Ralstan Trading and Development Corporation was merged into American Premier, Inc. in 1991.

JOHN R. BENBOW, a Director of the Company, has served as President of Benbow & Associates, Inc., a construction management firm located in Coral Gables, Florida, since June 1988. From December 1986 to May 1988, he was employed as President of Weiner, Kane & Benbow, Inc., an investment banking and stock brokerage firm located in Miami, Florida. From May 1983 to November 1986, Mr. Benbow was employed as President of Florida National Bank, formerly a commercial bank located in Miami, Florida.

PHILLIP S. BRADLEY has served as a Director of the Company since 1990, and as President of Advance Petroleum, Inc. d/b/a World Fuel Services of FL ("WFSFL"), a wholly-owned subsidiary of the Company, since January 1988. Mr. Bradley was a co-founder of WFSFL and served as Vice President from its organization in 1983 until January 1988.

MYLES KLEIN has served as a Director of the Company since February 1995. He has been a partner in the accounting firm of Klein & Barreto, P.A., in Miami, Florida, since 1985. From 1971 until 1985, Mr. Klein was a partner in the international accounting and auditing firm of Grant Thornton, eventually becoming the partner in charge of the tax department for Grant Thornton's South Florida offices.

MICHAEL J. KASBAR has served as a Director and an Officer of the Company since June 1995 and has served as Chairman and Chief Executive Officer of Trans-Tec Services, Inc. ("Trans-Tec Delaware"), a wholly owned subsidiary of the Company, since January 1995. From September 1985 to December 1994, Mr. Kasbar was an officer, shareholder, and director of Trans-Tec Services, Inc., a New York corporation, and its affiliated companies.

JEROME SIDEL has served as a Director of the Company since June 2000. Mr. Sidel has served as a consultant to the Company since its organization in 1984. Since 1998, Mr. Sidel has served as the president of New York Store Leasing Inc., a real estate company. From 1995 through 1997, Mr. Sidel served as the president of the Lexington 54th St. Association, a real estate leasing company, and as consultant to R.F. Lafferty & Co., an option brokerage firm, as well as other companies.

LUIS R. TINOCO, a Director of the Company since June 1997, is an attorney and has served as a partner of Lara, Lopez, Matamoros, Rodriguez and Tinoco ("Lara, Lopez"), a law firm in Costa Rica, since 1971. He has also served as an Ambassador of Costa Rica to Great Britain and on several United Nations committees.

                               BOARD OF DIRECTORS

         During the fiscal year ended March 31, 2000, the Company's Board of Directors held seven (7) formal meetings. The Board of Directors has two committees, the Audit Committee and the Compensation Committee. All of the Directors attended at least 85% of the meetings of the Board of Directors and of the committees on which they served.

         The Audit Committee consists of John R. Benbow, Chairman, Ralph R. Feuerring and Myles Klein. The Audit Committee held seven (7) meetings during the fiscal year ended March 31, 2000. The Audit Committee performs the following principal functions: recommends to the Board of Directors the engagement of independent auditors for the ensuing year; reviews the scope and budget for the annual audit; reviews with independent auditors the results of the audit engagement, including review of the financial statements and the management letter; and reviews the scope of, and compliance with, the Company's internal controls. A copy of the Audit Committee Charter is attached hereto as Appendix
A. The Board of Directors has determined that each Audit Committee member is "independent" as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange, Inc. ("NYSE") listing standards.

         The Compensation Committee consists of John R. Benbow, Chairman, Myles Klein and Jerome Sidel. Mr. Sidel was appointed to the Compensation Committee in July 2000. The Compensation Committee held no meetings during the fiscal year ended March 31, 2000. The Compensation Committee reviews and recommends to the Board of Directors the annual salary, bonus, stock options and other benefits of the Company's senior executives, reviews and makes recommendations to the Board of Directors regarding management perquisites, and administers stock option and incentive compensation plans.

Compensation of Directors

         Directors who are not Company employees are generally members of at least one Committee of the Board of Directors and receive a monthly fee of $1,667, except for the Chairman of the Audit and Compensation Committees who receives $2,292 per month. The Directors of the Company who are employed by the Company do not receive additional compensation for serving as Directors.

         Pursuant to the 1993 Non-Employee Directors Stock Option Plan (the "1993 Plan"), each Director who is not employed by the Company (a "Non-Employee Director") receives an option to purchase 2,500 shares of Common Stock upon his or her appointment to the Board of Directors and each year upon his re-election to the Board of Directors. All options granted under the 1993 Plan fully vest and are exercisable twelve months after the date of grant. Under the 1993 Plan, each grant of options to a Non-Employee Director remains exercisable for a term of five years from the grant date so long as such Non-Employee Director remains a member of the Board of Directors, and are exercisable at a price per share equal to the closing bid quotation for the Common Stock on the NYSE at the end of the day preceding the grant date. In accordance with the 1993 Plan, on August 16, 1999, Messrs. Feuerring, Benbow, Klein and Tinoco each received grants of options to purchase 2,500 shares of Common Stock at the exercise price of $13.6875 per share.

         To further promote Director stock ownership, the Board of Directors has adopted a plan pursuant to which the Company issues to each Non-Employee Director 500 shares of Common Stock (the "Stock Grant") each year, upon his or her re-election to the Board of Directors, at no cost to the Director. The shares vest immediately, but are subject to resale restrictions imposed by federal securities laws. Under existing federal securities laws, after one year, directors would be able to resell the shares pursuant to Rule 144. The Stock Grants are in addition to, and not in lieu of, options granted under the 1993 Plan. The Stock Grants for 2000 will be made immediately after the Annual Meeting.

         Luis R. Tinoco, a Director of the Company, received a monthly fee of $1,500 for his service as a Director of World Fuel International, S.A., a Costa Rica corporation and a subsidiary of the Company, until September 1999. Jerome Sidel, a Director of the Company, received a monthly consulting fee of $2,000 for his services as a consultant to the Company until his appointment to the Board of Directors in June 2000. During the fiscal year ended March 31, 2000, the Company made no other payments to Directors with respect to participation on the Board of Directors or Board Committees or with respect to special assignments. See "Compensation of Officers" and "Transactions with Management and Others."

           PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth, as of July 11, 2000, the number of shares of Common Stock of the Company owned beneficially by each nominee for Director of the Company, the five most highly compensated executive officers of the Company, and all nominees and executive officers of the Company as a group. The table also shows the name and address of each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company. Except as shown in the table, no other person is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company. Unless otherwise stated, all shares are held with sole dispositive and voting power.

                                                 Shares Beneficially Owned
                                                 -------------------------

Name and Address                                Amount (1)           Percent (2)
----------------                                ----------           ----------

Dimensional Fund Advisors, Inc.                 792,170  (3)             6.8%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
FMR Corp.                                     1,249,906  (4)            10.7%
  82 Devonshire Street
  Boston, MA  02109
NFJ Investment Group                            677,900  (5)             5.8%
  800 Newport Center Drive
  Newport Beach, CA 92660
Jerrold Blair                                   856,024  (6)             7.3%
Jerome Sidel                                      7,000                   *
Ralph R. Feuerring                               51,500  (7)              *
John R. Benbow                                   17,475  (8)              *
Phillip S. Bradley                                    -                   -
Myles Klein                                      17,250  (9)              *
Michael Kasbar                                  223,008 (10)             1.9
Paul Stebbins                                   194,224 (11)             1.7
Michael Clementi                                 19,030 (12)              *
Luis R. Tinoco                                    9,750 (13)              *
Ralph R. Weiser                                 316,624 (14)             2.7%
All Executive Officers and
Directors as a Group (12 persons)             1,514,844 (15)            13.0%
---------------

* Less than one percent (1%).

(1) Includes shares of Common Stock which may be acquired pursuant to outstanding stock options exercisable within the next sixty (60) days.

(2) Based on 10,792,677 shares of Common Stock issued and outstanding on July 11, 2000, plus 875,861 shares of Common Stock which may be acquired pursuant to outstanding stock options exercisable within the next sixty days.

(3) Based on information disclosed, as of February 4, 2000 in a Schedule 13G filed with the Securities and Exchange Commission (the "SEC"). Dimensional Fund Advisors, Inc., its subsidiaries and affiliates, have sole voting and dispositive power with respect to 792,170 shares.

(4) Based on information disclosed, as of February 11, 2000, in a Schedule 13G filed with the SEC. FMR Corp. ("FMR"), its subsidiaries and affiliates, have sole dispositive power with respect to 1,249,906 shares. FMR and its subsidiaries do not have sole voting power with respect to the shares. The Board of Trustees of the Fidelity Funds has sole voting power with respect to all of the shares. Fidelity Low-Priced Stock Fund, an investment company registered under the Investment Company Act of 1940 and affiliated with FMR, owns 1,249,906 of these shares.

(5) Based on information disclosed, as of February 10, 2000, in a Schedule 13G filed with the SEC. NFJ Investment Group, its subsidiaries and affiliates, do not have sole voting power with respect to the shares. NFJ Investment Group has shared voting and dispositive power with Oppenheimer Capital with respect to 677,900 shares.

(6) Includes 7,438 shares owned solely by Mr. Blair's wife and 211,624 shares which may be purchased by Mr. Blair pursuant to options which are exercisable within the next sixty days.

(7) Includes 3,300 shares owned by Mr. Feuerring's wife and 8,750 shares which may be purchased by Mr. Feuerring pursuant to options which are exercisable within the next sixty days.

(8) Includes 16,250 shares which may be purchased by Mr. Benbow pursuant to options which are exercisable within the next sixty days.

(9) Includes 16,250 shares which may be purchased by Mr. Klein pursuant to options which are exercisable within the next sixty days.

(10) Includes 88,990 shares which may be purchased by Mr. Kasbar pursuant to options which are exercisable within the next sixty days.

(11) Includes 45,445 shares which may be purchased by Mr. Stebbins pursuant to options which are exercisable within the next sixty days.

(12) Includes 19,030 shares which may be purchased by Mr. Clementi pursuant to options which are exercisable within the next sixty days.

(13) Includes 8,750 shares which may be purchased by Mr. Tinoco pursuant to options which are exercisable within the next sixty days.

(14) Includes 211,624 shares which may be purchased by Mr. Weiser pursuant to options which are exercisable within the next sixty days. Mr. Weiser served as Chairman of the Board until July 31, 2000, and has not been nominated for re-election to the Board.

(15) Includes 490,831 shares which may be purchased by the executive officers and directors of the Company pursuant to options which are exercisable within the next sixty days. This amount does not include shares or options held by Mr. Weiser. Mr. Weiser served as Chairman of the Board until July 31, 2000, and has not been nominated for re-election to the Board.

                    INFORMATION CONCERNING EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the executive officers of the Company and its principal subsidiaries. A summary of the background and experience of each executive officer, other than Messrs. Blair, Bradley, Kasbar and Stebbins, is set forth in the paragraphs following the table. The background and experience of Messrs. Blair, Bradley, Kasbar and Stebbins are described in the section captioned "Election of Directors." All executive officers serve at the discretion of the Board of Directors.

Name and Position                             Age at          Year First Became
with the Company                          July 12, 2000       Executive Officer
----------------                         ---------------      -----------------

Jerrold Blair,                                  62                  1984
Chairman of the
Board of Directors
and Chief Executive Officer

Paul H. Stebbins,                               43                  1995
President and Chief Operating Officer
of the Company

Phillip S. Bradley,                             62                  1986
President of WFSFL

Robert S. Tocci,                                46                  1988
Executive Vice President

Carlos A. Abaunza,                              40                  1989
Chief Financial Officer and
Treasurer

Michael Clementi,                               39                  1998
President of World Fuel
Services, Inc. and Managing
Director of World Fuel
Services Ltd.

Michael J. Kasbar, Executive                    43                  1995
Vice President of the
Company and Chief Executive
Officer of Trans-Tec
Services, Inc.

---------------------------

ROBERT S. TOCCI has served as Executive Vice President since April 1995 and served as Senior Vice President and Chief Financial Officer of the Company from April 1988 through April 1995. From November 1988 through May 1989, he also served as Treasurer of the Company.

CARLOS A. ABAUNZA has served as Chief Financial Officer of the Company since April 1995, and as Treasurer since June 1989. From June 1988 through April 1995, he served as Controller of the Company.

MICHAEL CLEMENTI has served as President of World Fuel Services, Inc. and Managing Director of World Fuel Services Ltd., both subsidiaries of the Company, since April 1998 and May 1995, respectively. From August 1994 through March 1998, he served as Senior Vice President of World Fuel Services, Inc.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes in ownership of common stock and other equity securities of the Company. The Company believes that, based solely on review of the copies of such reports furnished to the Company, during the fiscal year ended March 31, 2000, all filings required of directors and executive officers, and persons who own more than 10% of the Company's Common Stock were made on a timely basis.

                            COMPENSATION OF OFFICERS

         The following table sets forth the annual and long-term compensation which the Company and its subsidiaries paid to those persons who were, on March 31, 2000, the chief executive officer and the five most highly compensated executive officers of the Company, for services rendered in each of the fiscal years ended March 31, 2000, 1999 and 1998.

Summary Compensation Table

                                                                    Long-Term
                                                                   Compensation
                                         Annual Compensation(1)       Awards
                                         ----------------------       ------
                                                                    Securities
Name and                     Fiscal                                 Underlying
Principal Position            Year      Salary         Bonus         Options
------------------           ------    --------       -------       --------
Ralph R. Weiser,              2000     $262,000     $ 845,494(3)         -
Former Chairman of            1999      262,000       939,131(3)      100,000
the Board(2)                  1998      262,000     1,041,452(3)         -

Jerrold Blair,                2000      262,000       845,494(3)         -
Chairman of the               1999      262,000       939,131(3)      100,000
Board and Chief               1998      262,000     1,041,452(3)         -
Executive Officer(4)

Paul Stebbins,                2000      265,250          -               -
President and Chief           1999      240,250       197,590          37,500
Operating Officer of          1998      213,900       110,346          37,500
the Company(4)

Phillip S. Bradley,           2000      512,000          -               -
President of                  1999      512,000          -             25,000
WFSFL                         1998      512,000          -               -

Michael Clementi,             2000      356,000        75,000            -
President of World            1999      314,750        82,769          25,000
Fuel Services, Inc.           1998      184,333       318,866            -

Michael Kasbar,               2000      265,250          -               -
Chief Executive               1999      240,250       197,590          37,500
Officer of Trans-             1998      213,900       110,346          37,500
Tec Services, Inc.

----------------------------

(1) Perquisites to each officer did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any officer.

(2) On July 31, 2000, the Board of Directors terminated Mr. Weiser's employment as Chairman of the Board. Pursuant to the terms of Mr. Weiser's employment agreement, the Company is required to pay Mr. Weiser a severance payment equal to three times his average salary and bonus during the five year period preceding his termination, plus all deferred compensation. The amount of the severance payment is $3,504,637, and Mr. Weiser's deferred compensation totals $1,016,870, as of July 31, 2000. These amounts will be paid in the first half of August, 2000. See "Certain Employment Agreements below.

(3) A portion of Messrs. Weiser's and Blair's cash compensation in the amount of $107,494, $201,131 and $303,452 for the fiscal years ended March 31, 2000,
    March 31, 1999 and March 31, 1998, respectively, have been deferred pursuant to the terms of their employment agreements. These deferred amounts bear interest at the prime rate until paid to such persons. See "Certain Employment Agreements."

(4) On July 31, 2000, the Board of Directors terminated Mr. Weiser's employment as Chairman of the Board and appointed Mr. Blair as Chairman of the Board and Chief Executive Officer and Mr. Stebbins as President and Chief Operating Officer of the Company.

Stock Option Information

         In 1997, the Company adopted the 1996 Employee Stock Option Plan (the "1996 Plan") under the terms of which options to purchase Common Stock of the Company are awarded to employees of the Company. The purpose of the 1996 Plan is to help attract and retain superior personnel for positions of substantial responsibility with the Company and to provide an additional incentive to officers and other key employees of the Company upon whose judgment, initiative and efforts the success and development of the Company's business depends. In addition to options issued pursuant to the 1996 Plan, the Company has stock options outstanding pursuant to the 1986 Employee Stock Option Plan, which expired in January 1996, and non-qualified stock options granted prior to the adoption of the 1996 Plan. No stock options were granted to the named executive officers during the fiscal year ended March 31, 2000.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

         The table below sets forth certain information pertaining to stock options held by the named executive officers as of March 31, 2000. The named executive officers did not exercise any stock options during the fiscal year ended March 31, 2000.

                                           Number of Shares                            Value of Unexercised
                                        Underlying Unexercised                         In-the-Money Options
                                      Options at Fiscal Year-End                       at Fiscal Year-End(1)
                                      --------------------------                       ---------------------
Name                             Exercisable            Unexercisable          Exercisable           Unexercisable
----                             -----------            -------------          -----------           -------------
Ralph R. Weiser                    121,500                 100,000                  0                      0
Jerrold Blair                      121,500                 100,000                  0                      0
Phillip S. Bradley                    -                     25,000                  -                      0
Michael Clementi                     5,970                  19,030                  0                      0
Michael Kasbar                      88,990                  42,260              $ 23,828                   0
Paul Stebbins                       45,445                  42,260              $  5,382                   0

---------------------

(1) Based on a fair market value of $7.3125 per share for the Common Stock, as determined by using the closing price on the NYSE on March 31, 2000. Value is calculated by multiplying (a) the difference between $7.3125 and the option exercise price, by (b) the number of shares of Common Stock underlying the option.

Certain Employment Agreements

         The Company employs Jerrold Blair pursuant to an employment agreement which expires on March 31, 2004. The agreement, as amended, provides for an annual salary of $262,000, and an annual bonus equal to 5% of the pre-tax income of the Company in excess of $2,000,000 through fiscal year 2002. Beginning in fiscal year 2003, the annual salary will be $512,000 and the annual bonus will equal 5% of the pre-tax income of the Company in excess of $7,000,000, with a maximum bonus of $750,000.

         The employment agreement with Mr. Blair limits the amount of such executive's annual salary and bonus to the maximum amount which may be deducted under the Internal Revenue Code (currently $1,000,000 per year). In March 1996, the employment agreement was amended to provide that if in any year the cash compensation payable to such executive exceeds the $1,000,000 limit described above, the excess will be deferred and paid to the executive in a future year when such compensation can be deducted by the Company for federal income tax purposes. For the fiscal year ended March 31, 2000, the Company deferred $176,574 in compensation and interest accrued for such executive. The accumulated deferred balance, including deferred interest, pursuant to the employment agreement amounted to $985,908 as of March 31, 2000, and bears interest at the prime rate until paid to the executive.

         The employment agreement with Mr. Blair provides that, if the Company terminates the employment of the executive for reasons other than death, disability, or cause, or, if the executive terminates his employment with the Company for good reason, including under certain circumstances, a change in control of the Company, the Company will pay the executive compensation of three times his average salary and bonus during the five year period preceding his termination.

         The employment agreement with Mr. Blair provides that, upon expiration or termination of such agreement for any reason, the executive shall not solicit or transact business with the Company's suppliers, sales representatives or customers, and shall not compete with the Company, for a period of three years following the date of expiration or termination, in the states of Florida, Louisiana, Georgia, Delaware, Pennsylvania, New York, California, Virginia, New Jersey, or Maryland, or any other state where the Company collected or sold used oil, or in Singapore, Greece, South Korea, England or Costa Rica, or any airport or seaport anywhere in the world that is or has been serviced by the Company or its affiliates at any time since January 1, 1994.

         The Company employed Ralph Weiser, its former Chairman of the Board, pursuant to an employment agreement which expired on March 31, 2004. Mr. Weiser's employment agreement is substantially the same as Mr. Blair's employment agreement. On July 31, 2000, the Board of Directors terminated Mr. Weiser's employment as Chairman of the Board. Pursuant to the terms of Mr. Weiser's employment agreement, the Company is required to pay Mr. Weiser a severance payment equal to three times his average salary and bonus during the five year period preceding his termination, plus all deferred compensation. The amount of the severance payment is $3,504,637, and Mr. Weiser's deferred compensation totals $1,016,870, as of July 31, 2000. These amounts total will be paid in the first half of August, 2000.

         The Company employs Phillip S. Bradley, President of WFSFL, pursuant to an employment agreement effective March 23, 1999, which expires on March 22, 2004. The employment agreement provides for an annual base salary of $512,000. The employment agreement also provides that Mr. Bradley will serve as a consultant to the Company for a term of five years, upon the termination of Mr. Bradley's employment. While he serves as a consultant to the Company, Mr. Bradley will receive annual consulting fees of $200,000 per year plus certain insurance benefits. The agreement prohibits Mr. Bradley from competing with the Company's aviation fuel business for a period of five years following the termination of his employment agreement, or, if Mr. Bradley is engaged to provide consulting services to the Company, the expiration of the consulting term.

         The Company employs Michael Clementi, President of World Fuel Services, Inc. and Managing Director of World Fuel Services Ltd. pursuant to an employment agreement effective July 1, 1998, which expires on June 30, 2003. The employment agreement provides for an annual base salary of $356,000 and an annual bonus of $75,000 at the end of each of the first three years of employment and $100,000 at the end of each of the last two years of employment. The employment agreement prohibits Mr. Clementi from competing in the Company's business for a period of one year following the termination of his employment with the Company.

         On June 10, 1997, Messrs. Kasbar and Stebbins signed employment agreements with the Company, effective January 1, 1998, under the terms of which each will be employed through December 31, 2002. During the remainder of the employment term, the Company will pay each executive annual base salaries of $284,000, $309,000 and $334,000 for each of the years ending December 31, 2000 through 2002, respectively. Each is also entitled to receive an annual bonus equal to 5% of the annual pre-tax profits (adjusted for certain acquisition related charges) of the Company's marine fuel division in excess of $4,000,000 during the employment term. The employment agreements prohibit each of Messrs. Kasbar and Stebbins from competing with the Company during a period of two years following the termination of his employment (for any reason), in the areas where the Company conducts its business. The Board of Directors and Mr. Stebbins are currently negotiating a new employment agreement in order to reflect Mr. Stebbins appointment as President and Chief Operating Officer of the Company on July 31, 2000.

Compensation Committee Report on Executive Compensation

         General. The Compensation Committee reviews and recommends to the Board of Directors the total compensation for the Company's senior executives, and reviews senior management's recommendations regarding the compensation of other executives of the Company and its subsidiaries.

         With regard to the compensation of Mr. Blair, the Company's Chairman of the Board and Chief Executive Officer, Mr. Blair is employed under a long-term contract with a fixed salary and bonus formula based on pre-tax earnings above a threshold amount. The Company's other senior executives also are employed pursuant to contracts providing for fixed base salaries and, in certain cases, bonus formulas. These employment agreements generally extend for three to five years, and none of them were subject to renewal during the 2000 fiscal year.

         In its review of executive compensation, the Compensation Committee considers a number of factors, including 1) the Company's performance and the achievement of its strategic objectives;

2) business conditions in general and in the Company's lines of business during the year; 3) the Company's performance during the year in light of such conditions; and 4) market compensation for executives of similar background and experience.

         In evaluating compensation levels the Committee has found few other public companies with which close comparisons to the Company can be made, and therefore has reviewed published salary data for Florida-based companies with comparable gross revenues, as well as for selected other companies.

         Compensation Components. Executive compensation generally consists of three main components: base salary, bonus and stock options. Base salaries are designed to be competitive in relation to industry standards and corporations of comparable size and complexity. All of the Company's senior executive officers are compensated under employment contracts with different levels of base salary.

         The Company's executive officers receive performance bonuses, which are typically determined pursuant to bonus formulas set forth in their employment contracts. Bonuses are generally determined as a percentage of the pre-tax earnings in excess of a threshold amount for the executive's area of responsibility, or in the case of Mr. Blair, the Company's pre-tax earnings.

         Stock options are awarded to executives as an element of long-term compensation, with the objective of encouraging the executives to become substantial shareholders. Options are awarded at market price, thus providing the optionee with an incentive to create value for the Company's shareholders, as reflected in stock price appreciation. Option grants to executive officers are dependent upon many factors, including the individual's prior and expected performance, its effect upon the Company, the level of position and responsibility, and potential for promotion. In order for an executive to exercise an option, the officer must remain in the employ of the Company at the time the options vest, which is usually one to three years after the option is awarded. During the 2000 fiscal year, there were no options granted to executive officers other than Robert Tocci and Carlos Abaunza.

John R. Benbow, Chairman
Myles Klein

Compensation Committee Interlocks and Insider Participation

         Myles Klein and John R. Benbow served as members of the Compensation Committee of the Board of Directors during the year ended March 31, 2000. None of the members of the Compensation Committee were employees of the Company during the year ended March 31, 2000.

Stock Performance Graph

         In accordance with Securities and Exchange Commission regulations, the following graph compares the cumulative total shareholder return to the Company's shareholders, during the five year period ended March 31, 2000, to the Russell 2000 Index and the Standard & Poor's Transportation Index. The graph assumes an initial investment of $100 at March 31, 1995 and reinvestment of all dividends. Prices have been adjusted for all stock splits.

                                       3/95   3/96   3/97   3/98   3/99   3/00

WORLD FUEL SERVICES CORPORATION         100    156    166    312    168    108
THE RUSSELL 2000 INDEX                  100    127    148    211    165    187
THE S & P TRANSPORTATION INDEX          100    129    140    197    185    154

-------

* Assumes that the value of the investment in the Company and each index was $100.00 on March 31, 1995, and that all dividends are reinvested. Prices have been adjusted for stock splits.

                           [STOCK PERFORMANCE GRAPH]

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

         On February 15, 2000, the Company sold its oil recycling subsidiaries (the "IPC Companies") to EarthCare Corporation ("EarthCare"). In order to facilitate this sale, the Company caused the IPC Companies to exercise their options to purchase the recycling facilities in New Orleans, Louisiana and Plant City, Florida which were leased from Trusts established for the benefit of the children of Jerrold Blair, the Chairman of the Board and Chief Executive Officer of the Company. Mr. Blair and Myles Klein, a Director of the Company, serve as co-trustees of the Trusts. The purchase price of the properties, which in the aggregate amounts to $2,000,000, was determined through negotiation between Mr. Blair and management of the Company, and was approved by two independent members of the Company's Board of Directors: John Benbow and Ralph Feuerring. According to the definitive stock purchase agreement between the Company and EarthCare, the cost of the properties was funded by EarthCare and is in addition to the $33,000,000 purchase price paid to the Company for the stock in the IPC Companies.

                      BOARD OF DIRECTORS' PROPOSAL RELATING
                       TO THE 1993 NON-EMPLOYEE DIRECTORS
                                STOCK OPTION PLAN

         On December 15, 1993, the Company's Board of Directors adopted the 1993 Plan. The 1993 Plan was approved by the shareholders at the Annual Meeting of Shareholders on June 28, 1994. The purpose of the 1993 Plan is to help attract, retain and compensate highly qualified individuals, who are not employees of the Company, as members of the Board of Directors, and to encourage the Company's Board of Directors to maintain a personal investment in the Company.

         A total of 100,000 shares of Common Stock have been reserved for issuance under the 1993 Plan. Of the 100,000 shares reserved for issuance under the 1993 Plan, only 19,375 remain available for issuance. In order to continue to effectively award options under the 1993 Plan, the Company's Board of Directors adopted an amendment to the 1993 Plan increasing the number of shares authorized for issuance under the 1993 Plan to 150,000, subject to the approval of the shareholders at the Annual Meeting of shareholders. The following is a general description of the principal features of the 1993 Plan. Such summary does not purport to be complete and is qualified in its entirety by the terms of the 1993 Plan. A copy of the complete 1993 Plan, as modified pursuant to this amendment, is attached hereto as Appendix B.

         Under the 1993 Plan, each member of the Board of Directors who is not employed by the Company or any of its subsidiaries or affiliates (a Non-Employee Director) receives a non-qualified option to purchase 2,500 shares when such person is first elected to the Board of Directors, and receives a non-qualified option to purchase 2,500 shares each year that such person is re-elected.

         The exercise price for options granted under the 1993 Plan may not be less than the fair market value of the Common Stock, which is defined as the closing bid quotation for the Common Stock at the end of the day preceding the grant. Options granted under the 1993 Plan become fully exercisable one year after the date of grant. All options expire five years after the date of grant. The exercise price must be paid in cash or in Common Stock, subject to certain restrictions. In the event of certain corporate events or a change of control of the Company (as defined in the 1993 Plan), the options will become immediately exercisable.

         Upon a Non-Employee Director's death or disability, all of the Non-Employee Director's options shall vest immediately, and the optionee's legal representatives or heirs shall have twelve months within which to exercise the option, subject to its earlier expiration. Should an individual cease to serve as a Non-Employee Director for any reason other than death or disability, the individual will have thirty days within which to exercise those options which were exercisable as of the date the individual ceased to serve as a Director.

         The Board of Directors may amend or terminate the 1993 Plan; however, no amendment may increase the number of shares of Common Stock reserved for options, extend the termination date of the 1993 Plan, permit the grant of options after the termination date of the 1993 Plan, change the class of persons eligible to receive options, or permit any change or modification to the 1993 Plan which requires shareholder approval under Rule 16b-3 of the Securities Exchange Act of 1934, unless the Board of Directors also obtains the approval of the Company's shareholders to such change. No amendment or termination of the 1993 Plan may, without the consent of the participant, impair the rights of a participant with respect to options granted prior to such amendment or termination. Regardless of the foregoing, most provisions of the 1993 Plan (as set forth in the Plan) cannot be amended more than once every six months except to assure the 1993 Plan's compliance with all applicable laws.

         The 1993 Plan became effective as of December 15, 1993 and will terminate on December 15, 2003, unless terminated earlier by the Board of Directors.

         The Company has granted options to purchase 2,500 shares of Common Stock to each of Myles Klein, Ralph Feuerring, John Benbow, and Luis Tinoco on an annual basis upon their re- election to the Board of Directors. Pursuant to the 1993 Plan, the next award of options to directors will be upon their re-election to the Board of Directors in September 2000.

         Under current Federal income tax laws, stock options granted under the 1993 Plan will generally have the following tax consequences. The Directors will realize no income for Federal income tax purposes upon the grant of such stock options, and the Company, therefore, will receive no deduction at such time. At the time of exercise, however, the holder generally will recognize income, taxable as ordinary income, to the extent that the fair market value of the Common Stock received on the exercise date exceeds the exercise price. The Company will be entitled to a corresponding deduction for Federal income tax purposes in the year in which the stock option is exercised. If the Common Stock is held for at least one year and one day after exercise, long term capital gain will be realized upon disposition of such Common Stock to the extent the amount realized on such disposition exceeds its fair market value as of the exercise date.

         The following table provides certain information regarding options outstanding under the 1993 Plan to the persons and groups indicated.

                  1993 Non-Employee Directors Stock Option Plan
                  ---------------------------------------------

                                                  Number of Shares
                                               Underlying Unexercised
                          Exercise Price           Options as of             Value of Options as
Name and Position         Per Share (1)            March 31, 2000            of March 31, 2000 (2)
-----------------         ------------         ----------------------        ---------------------
Myles Klein               $9.25 - $14.875              16,250                          $0

Ralph Feuerring           $13.6875 - $14.875            8,750                           0

John Benbow               $9.25 - $14.875              16,250                           0

Luis Tinoco               $13.6875 - $14.875            8,750                           0

Non-Employee Director     $9.25 - $14.875              50,000                           0
Group

----------------

(1) The exercise price of all options is the fair market value of a share of the Common Stock on the date of grant.
(2) The closing sale price of the Common Stock on March 31, 2000 was $7.3125 per share. Value is calculated by multiplying (a) the difference between $7.3125 and the option exercise price, by (b) the number of shares of Common Stock underlying the option.

         The amendment to the 1993 Plan has been approved by the Board of Directors and, assuming a quorum is present at the Annual Meeting, requires the affirmative vote of a number of shares which exceeds the number of shares voted against the amendment.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.


           COMPANY'S RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The accounting firm selected by the Board of Directors of the Company for the fiscal year ending March 31, 2001 is Arthur Andersen LLP. This accounting firm is expected to have a representative present at the Annual Meeting. This representative will be available to answer appropriate questions and will be given an opportunity to make a statement, if the representative so desires.

                      PROPOSALS FOR THE 2001 ANNUAL MEETING

         In order to be considered for inclusion in the Proxy Statement for the 2001 Annual Meeting, shareholders' proposals must be received at the principal office of the Company, 700 South Royal Poinciana Blvd., Suite 800, Miami Springs, Florida 33166, Attention: Corporate Secretary, no later than March 1, 2001.

                                  OTHER MATTERS

         Management is not aware of any other matters to be presented for action at the Annual Meeting. If, however, any other matters come before the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment.

                                   APPENDIX A

                         WORLD FUEL SERVICES CORPORATION
                             AUDIT COMMITTEE CHARTER

PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to:

         o Monitor the Company's financial reporting process and internal control system.

         o Monitor the independence and performance of the Company's independent auditors.

         o Provide an avenue of communication among the independent auditors, management and the Board of Directors.

The Committee and/or its chairman shall have unrestricted access to Company management, its internal auditors and financial staff, and its independent auditors in carrying out its responsibilities. The Committee is authorized to conduct or authorize investigations into any matters within its scope of responsibilities and shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

COMPOSITION

The Audit Committee shall be comprised of three independent directors as determined by the Board and NYSE rules, each of whom has no relationship to the Company that may interfere with the exercise of his or her independent judgment. All members of the Committee shall be "financially literate," i.e., have a basic understanding of finance and accounting, including the ability to read financial statements, and at least one member shall have accounting or related financial management expertise.

MEETINGS

The Committee shall meet at least quarterly and at such other times as circumstances require. The Committee shall meet in executive session at least annually with the independent auditors, with management, and as a committee to discuss any matters that require privacy.

RESPONSIBILITIES AND DUTIES

The Committee's responsibility is one of oversight and it recognizes that Company management is responsible for preparing the Company's financial statements. In providing oversight, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent accountants' work.

The Committee's responsibilities consist of the following:

General

         o Review and update this charter at least annually and cause it to be attached as an appendix to the proxy statement every three years.

         o Review with financial management and the independent accountants the Company's Form 10-Q report prior to its filing, the Company's earnings announcement prior to the release, and the results of the independent accountants' review of interim financial information pursuant to SAS 71.

         o Review with financial management and the independent auditors the Company's consolidated financial statements included in the Annual Report on Form10-K prior to its filing. Consider any significant findings during the year, including the status of any previous audit recommendations, and any serious difficulties or disputes with management encountered in the course of the audit.

         o Review with the independent auditors their judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by management.

Independent Auditors

         o The outside auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Committee shall review the performance of the auditors and annually recommend to the Board their appointment or replacement if warranted.

         o        Approve fees and other compensation paid to the auditors.

         o Ensure that the independent auditor submits to the Committee as least annually a formal written statement describing all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented. Recommend to the Board appropriate action be taken as needed.

         o Review the independent auditor's annual audit plan and discuss the results of the audit with the auditor prior to releasing year-end earnings.

         o Review and approve requests for any management consulting engagement with the independent auditor.

Legal Compliance

         o At least annually, review with Company counsel any legal matters that could have significant impact on the Company's financial statements or its compliance with applicable laws and regulations.

Other matters

         o Annually prepare a report to shareholders as required by the Securities and Exchange Commission for inclusion in the Company's annual proxy statement.

         o Review at least annually the Company's risk management programs.

         o Review annually all directors' and officers' related party transactions and potential conflicts of interest.

         o Monitor and review annually the Company's compliance with its Code of Corporate Conduct.

         o Perform such other functions as necessary or appropriate under law, the Company's Charter or By-Laws or as directed by the Board of Directors.

                                   APPENDIX B

                         WORLD FUEL SERVICES CORPORATION

                  1993 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

              1. Purpose. The purpose of this Plan is to help attract, retain and compensate highly qualified individuals who are not current employees of World Fuel Services Corporation (the "Company") as members of the Board of Directors and, by encouraging ownership of a stock interest in the Company, to gain for the Company the advantages inherent in directors having a greater personal financial investment in the Company.

              2. Definitions. As used herein, the following terms shall have the meanings indicated:

                           "Annual Meeting Date" means 5:00 p.m. on the date of
                  the annual meeting of the Company's shareholders at which the Directors are elected.

                           "Board" means the Company's Board of Directors.

                           "Code" means the Internal Revenue Code of 1986, as
                  amended.

                           "Common Stock" means the Common Stock, par value $.01
                  per share, of the Company.

                           "Company" refers to World Fuel Services Corporation,
                  a Florida corporation.

                           "Director" means a member of the Board.

                           "Effective Date" is the date specified in Section
                  14.1.

                           "Eligible Director" means any person who is a member
                  of the Board and who is not an employee, full time or part time, of the Company.

                           "Fair Market Value" of the Common Stock on any date
                  of reference means the Closing Price on the business day immediately preceding such date of the Common Stock. For this purpose, the Closing Price of the Common Stock on any business day shall be (i) if such Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation,
                  (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the closing bid quotation for such day of the Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low ask quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and ask quotations for the Common Stock on at least 5 of the 10 preceding days.

                           "Initial Grant Date" means the date on which a person
                  is first elected as a member of the Board, or the Effective Date of this Plan in the case of persons who were members of the Board prior to the adoption of this Plan.

                           "Option" (when capitalized) means any stock option
                  granted under this Plan.

                           "Option Agreement" means the agreement between the
                  Company and the Optionee for the grant of an option.

                           "Option Period" means the five year period between
                  the date an Option is granted and the expiration date of the Option.

                           "Optionee" means a person to whom a stock option is
                  granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

                           "Plan" shall mean this 1993 Non-Employee Directors
                  Stock Option Plan for the Company.

                           "Share(s)" shall mean a share or shares of the Common
                  Stock.

              3. Shares and Options. Subject to Section 9 of this Plan, the Company may grant to Optionees from time to time Options to purchase an aggregate of up to 150,000 Shares from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be cancelled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

              4. Grants of Options. Each Eligible Director shall receive an initial grant of an Option to purchase 2,500 Shares on the Initial Grant Date. In addition, commencing in 1994, each Eligible Director who is re-elected to serve as a director on the Annual Meeting Date, shall be granted an option to purchase 2,500 Shares each year on the Annual Meeting Date. Upon the grant of each Option, the Company and the Eligible Director shall enter into an Option Agreement, which shall specify the grant date and the exercise price and shall include or incorporate by reference the substance of this Plan and such other provisions consistent with this Plan as the Board may determine.

              5. Exercise Price. The exercise price per Share of any Option shall be the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

              6. Exercise of Options. An Option shall be deemed exercised when
(i) the Company has received written notice of such exercise in accordance with the terms of the Option,

(ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Board in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company to withhold in accordance with applicable Federal or state tax withholding requirements. The exercise price of any Shares purchased, and any required tax payment, shall be paid in cash, by the tender of Shares, or both. If payment is made in cash, it may be made by certified or official bank check, personal check or money order. If payment is made by the tender of Shares, the Fair Market Value of each such Share shall be determined as of the day the Shares are tendered for payment or, if no sale has been made on such date, then on the last preceding day on which such sale shall have been made. Any excess of the value of the tendered Shares over the purchase price will be returned to the Optionee as follows:

                           (i) Any whole Shares remaining in excess of the
                  purchase price will be returned to the Optionee in kind, and may be represented by one or more certificates as determined by the Company in its sole discretion.

                           (ii) Any partial Shares remaining in excess of the
                  purchase price will be returned to the Optionee in cash.

No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in
Section 9 hereof.

              7. Exercise Schedule for Options.

                 7.1 Each Option granted hereunder upon the Initial Grant Date shall be exercisable one year after the date of grant.

                 7.2 Each Option granted hereunder upon an Eligible Director's re-election to the Board shall be come fully exercisable one year following its grant.

                 7.3 Notwithstanding the foregoing provisions, each outstanding Option shall become fully exercisable immediately:

                     (a) if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that stockholders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, recapitalization, consolidation, merger, share exchange, liquidation or any other form of corporate transaction;

                     (b) if the stockholders of the Company shall approve a plan of merger, consolidation, share exchange, reorganization, recapitalization, liquidation or dissolution in which the Company does not survive, unless (i) the approved merger, consolidation, share exchange, reorganization, recapitalization, liquidation or dissolution is subsequently abandoned, or (ii) the entity surviving or resulting from such transaction (x) is controlled by substantially the same persons as was the Company, (y) assumes all obligations of the Company under the Option, and (z) has a financial condition and operations substantially equivalent or superior to those of the Company immediately prior to the transaction; or

                     (c) if the stockholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

                 7.4 The expiration date of an Option shall be 5 years from the date of grant of the Option, subject to earlier termination pursuant to Section 8.

              8. Termination of Option Period. An Optionee whose directorship terminates for any reason other than death or disability (as defined in Section 105(d)(4) of the Code) shall be entitled to exercise any Options which are then exercisable only within the thirty day period after the date he ceases to serve as a director; after such thirty day period, such Options shall be null and void. In the case of termination of the directorship by reason of the Director's death or disability within the meaning of Section 105(d)(4) of the Code, the Option or any portion thereof which was not exercisable on the date of termination shall be accelerated and become immediately exercisable, and the period to exercise such Option shall be twelve months, subject to the earlier expiration of the Option Period. The estate of an Optionee who dies, or a person who acquires the right to exercise an Option, including any portion of such Option which was not exercisable at the time of death, by bequest or inheritance or by reason of the death of the Optionee, may exercise the Option only within the twelve-month period after the death of the Optionee, subject to the earlier expiration of the Option Period.

              9. Adjustment of Shares.

                 9.1 Option Agreements evidencing Options shall be subject to adjustment by the Board as to the number and price of Shares subject to such Options in the event of changes in the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Option. In the event of any such change in the outstanding Shares, the aggregate number of Shares available under the Plan shall be appropriately adjusted by the Board, whose determination shall be conclusive.

                 9.2 Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of the Shares then subject to outstanding Options granted under the Plan.

                 9.3 Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the

Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company;
(iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceedings, whether of a similar character or otherwise.

              10. Transferability of Options. Each Option shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

              11. Issuance of Shares. As a condition of any sale or issuance of Shares upon exercise of any Option, the Board may require such agreements or undertakings, if any, as the Board may deem necessary or advisable to assure compliance with any applicable law or regulation including, but not limited to, the following:

                  (a) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that Optionee is acquiring the Shares to be issued for investment and not with a view to, or for sale connection with, the distribution of any such Shares; and

                  (b) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Board, necessary or appropriate to comply with the provisions of any securities law deemed by the Board to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

              12. Administration of the Plan. The Plan shall be administered by the Board, which shall have the authority to adopt such rules and regulations and to make such determinations as are not inconsistent with the Plan and as are necessary or desirable for the implementation and administration of the Plan, provided that the Board does not have any discretion with respect to the grant of options under the Plan.

              13. Interpretation.

                  13.1 If any provision of the Plan should be held invalid or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan. Without limiting the generality of the foregoing, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and this Plan is intended to constitute a "Formula Plan" pursuant to Rule 16b-3(c)(2)(ii). To the extent any provision of the Plan or action by the Board hereunder is inconsistent with the foregoing requirements, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

                  13.2 The determinations and the interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. This Plan shall be governed by the laws of the State of Florida. Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

              14. Term of Plan; Amendment and Termination of the Plan.

                  14.1 This Plan is effective as of December 15, 1993, the date of its original adoption by the Board, subject to approval by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote at the next Annual Meeting of Shareholders of the Company, which is scheduled to be held in 1994. This Plan shall continue in effect until all options granted hereunder have expired or been exercised, unless sooner terminated under the provisions relating thereto. No option shall be granted after 10 years from the Effective Date.

                  14.2 The Board may from time to time amend, terminate or suspend the Plan or any option; provided, however that, except to the extent provided in Section 9, no such amendment may (i) without approval by the Company's shareholders, increase the number of Shares reserved for options or change the class of persons eligible to receive Options or involve any other change or modification requiring shareholder approval under Rule 16b-3 of the 1934 Act; (ii) permit the granting of Options that expire beyond the maximum 10-year period described in Subsection 7.4; (iii) extend the termination date of the Plan as set forth in Section 14.1; or (iv) give the directors discretion with respect to the grant of options; and, provided further, that, except to the extent otherwise specifically provided in Section 8, no amendment, termination or suspension of the Plan or any option issued hereunder shall substantially impair any option previously granted to any Optionee without the consent of such Optionee. Any termination or suspension of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been terminated or suspended. No Option may be granted while the Plan is suspended or after it is terminated.

                  14.3 Notwithstanding anything else contained herein, the provisions of this Plan which govern the number of Options to be awarded to Directors, the exercise price per share under each such option, when and under what circumstances an Option will be granted, and the period within which each Option may be exercised, shall not be amended more than once every six months (even with shareholder approval), other than to conform to changes in the Code, or the rules promulgated thereunder, and under the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder, or with rules promulgated by the Securities and Exchange Commission.

              15. Reservation of Shares. The Company, during the term of the Plan, will at all times reserve and keep available a number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                                      PROXY

                         Annual Meeting of Shareholders
                       of World Fuel Services Corporation
                        to be Held on September 12, 2000


         The undersigned hereby appoints Jerrold Blair and Ileana Garcia, and each of them severally, as proxies, each with the power to appoint a substitute, and to vote, as designated on the reverse side, all of the shares of Common Stock of World Fuel Services Corporation held of record on July 24, 2000 by the undersigned at the Annual Meeting of Shareholders to be held on September 12, 2000, or any adjournment or postponement thereof.

                  (Continued and to be Signed on Reverse Side)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

1.             Election of Directors:     [ ] FOR    [ ] WITHHOLD

                            Nominees:     Jerrold Blair
                                          Ralph R. Feuerring
                                          John R. Benbow
                                          Phillip S. Bradley
                                          Myles Klein
                                          Michael J. Kasbar
                                          Paul H. Stebbins
                                          Luis R. Tinoco
                                          Jerome Sidel


Instruction:      To withhold authority to vote for an individual nominee,
                  strike a line through the nominee's name in the list above. IF
                  AUTHORITY IS NOT SO WITHHELD, THE PROXY WILL BE VOTED TO ELECT
                  ALL NOMINEES.

2. Increase Number of Shares Reserved Under 1993 Non-Employee Directors Stock Option Plan.

               [ ]  FOR              [ ]  AGAINST              [ ]  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon any other matter coming before the meeting.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR ALL OTHER PROPOSALS DESCRIBED HEREIN.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

We have enclosed an envelope for your convenience in returning your proxy.

SIGNATURE____________DATE________SIGNATURE___________DATE

NOTE: Please sign name(s) exactly as shown above. When signing as executor, administrator, trustee or guardian, give the title as such. When shares have been issued in names of two or more persons all should sign.